                                                       EXHIBIT 99

                            FORM 11-K

      FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
        AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

(Mark one)
[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
     SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 1996

                                OR

[ ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
     SECURITIES EXCHANGE ACT OF 1934

For the transition period from          to
                               --------    --------

Commission file number 33-99146

A. Full title of the Plan and the address of the Plan, if different than that of the issuer named below:

         THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN




B. Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:

                   MUSICLAND STORES CORPORATION
         10400 Yellow Circle Drive, Minnetonka, MN  55343


                       REQUIRED INFORMATION

The Plan is subject to ERISA. Accordingly, in lieu of the Securities and Exchange Commission requirements, Plan financial statements and schedules prepared in accordance with the financial reporting requirements of ERISA are being furnished.

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN




              Financial Statements as of December 31, 1996 and 1995
             Together With Report of Independent Public Accountants

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

            Index to Financial Statements and Supplemental Schedules


                                                                         Page
                                                                         ----

Report of Independent Public Accountants                                   3

Financial Statements and Schedules:

     Statement of Net Assets Available for Benefits as
       of December 31, 1996                                                4

     Statement of Net Assets Available for Benefits as
       of December 31, 1995                                                5

     Statement of Changes in Net Assets Available for
       Benefits for the Year Ended December 31, 1996                       6

     Notes to Financial Statements                                         7

     Schedule I - Item 27a - Schedule of Assets
        Held for Investment Purposes                                       12

     Schedule II - Item 27d - Schedule of Reportable
        Transactions                                                       13

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Administrator of
The Musicland Group's Capital Accumulation Plan:

We have audited the accompanying statements of net assets available for benefits of The Musicland Group's Capital Accumulation Plan as of December 31, 1996 and 1995, and the related statement of changes in net assets available for benefits for the year ended December 31, 1996. These financial statements and the schedules referred to below are the responsibility of the Plan's management.
Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of The Musicland Group's Capital Accumulation Plan as of December 31, 1996 and 1995, and the changes in net assets available for benefits for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                        ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
May 29, 1997

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                             AS OF DECEMBER 31, 1996


                                                                          VARIABLE MUTUAL FUNDS
                                                      --------------------------------------------------------------------------
                                         Collective            Income                 Aim            20th Century       Vanguard
                                        Stable Asset           Fund of              Charter             Growth         Index 500
                                            Fund               America               Fund              Investors           Fund
                                        ------------           -------              -------          ------------      ----------
CASH AND
 CASH EQUIVALENTS                       $   23,184            $  2,491        $     5,976           $   13,157         $        13

INVESTMENT FUNDS,
 at market value                         5,888,417           1,462,156          3,789,994            5,342,393              87,622
                                        ----------          ----------        -----------           ----------         -----------
RECEIVABLES:
 Employee contributions                      4,044               1,888              3,687               4,162                   -
 Employer contributions                    153,606             116,790             52,069              71,073              90,001
                                        ----------          ----------        -----------           ----------         -----------
   Total receivables                       157,650             118,678             55,756              75,235              90,001
                                        ----------          ----------        -----------           ----------         -----------
INTEREST PAYABLE                                 -                   -                  -                   -                   -
NOTE PAYABLE                                     -                   -                  -                   -                   -
                                        ----------          ----------        -----------           ----------         -----------
NET ASSETS AVAILABLE
 FOR BENEFITS                           $6,069,251          $1,583,325        $ 3,851,726           $5,430,785         $   177,636
                                        ----------          ----------        -----------           ----------         -----------
                                        ----------          ----------        -----------           ----------         -----------

                                         Variable
                                        Mutual Funds
                                        ------------
                                         Templeton              Musicland Common Stock
                                          Foreign               ----------------------              Loans to
                                            Fund             Allocated         Unallocated        Participants             TOTAL
                                         ---------           ---------         -----------        ------------           ---------

CASH AND
 CASH EQUIVALENTS                       $    2,251          $    3,085        $          5          $        -         $    50,162

INVESTMENT FUNDS,
 at market value                         1,242,244             459,039           1,407,915             673,928          20,353,708
                                        ----------          ----------        ------------          ----------         -----------
RECEIVABLES:
 Employee contributions                      1,366               1,646                   -                   -              16,793
 Employer contributions                     20,895              17,535           1,764,556                   -           2,286,525
                                        ----------          ----------        -----------           ----------         -----------
   Total receivables                        22,261              19,181           1,764,556                   -           2,303,318
                                        ----------          ----------        -----------           ----------         -----------
INTEREST PAYABLE                                 -                   -             764,808                   -             764,808
NOTE PAYABLE                                     -                   -           8,997,737                   -           8,997,737
                                        ----------          ----------        -----------           ----------         -----------
NET ASSETS AVAILABLE
 FOR BENEFITS                           $1,266,756          $  481,305        $ (6,590,069)         $  673,928         $12,944,643
                                        ----------          ----------        ------------          ----------         -----------
                                        ----------          ----------        ------------          ----------         -----------

        The accompanying notes are in an integral part of this statement.

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                             AS OF DECEMBER 31, 1995




                                                                 VARIABLE MUTUAL FUNDS
                                                      -----------------------------------------

                                         Guaranteed    Collective       Income           Aim        20th Century         Vanguard
                                          Interest    Stable Asset      Fund of        Charter         Growth            Index 500
                                           Account        Fund          America         Fund          Investors            Fund
                                         ----------   ------------    ------------   ----------     ------------   ----------------
CASH AND
   CASH EQUIVALENTS                     $    7,705     $   13,265     $    1,573     $    3,001     $   12,188     $       65

INVESTMENT FUNDS,
   at market value                         605,027      5,492,162      1,040,094      2,930,658      4,401,475         56,154
                                        ----------     ----------     ----------     ----------     ----------     ----------
RECEIVABLES:
   Employee contributions                        -         17,810          6,143         12,522         19,995              -
   Employer contributions                        -         47,305         39,594          5,844          7,942         36,667
                                        ----------     ----------     ----------     ----------     ----------     ----------
     Total receivables                           -         65,115         45,737         18,366         27,937         36,667
                                        ----------     ----------     ----------     ----------     ----------     ----------

INTEREST PAYABLE                                 -              -              -              -              -              -
NOTE PAYABLE                                     -              -              -              -              -              -
                                        ----------     ----------     ----------     ----------     ----------     ----------

NET ASSETS AVAILABLE
   FOR BENEFITS                         $  612,732     $5,570,542     $1,087,404     $2,952,025     $4,441,600     $   92,886
                                        ----------     ----------     ----------     ----------     ----------     ----------
                                        ----------     ----------     ----------     ----------     ----------     ----------

                                         Variable
                                        Mutual Funds
                                        ------------
                                          Templeton       Musicland Common Stock
                                           Foreign     ---------------------------   Loans to
                                            Fund        Allocated     Unallocated   Participants        TOTAL
                                        ------------   ------------  ------------- --------------    -----------

CASH AND
   CASH EQUIVALENTS                     $      263     $    6,212     $    9,367     $        -    $    53,639

INVESTMENT FUNDS,
   at market value                         848,132        627,466      4,432,325        696,627     21,130,120
                                        ----------     ----------     ----------     ----------    -----------

RECEIVABLES:
   Employee contributions                    6,316          4,835              -              -         67,621
   Employer contributions                    2,746          1,579      1,344,867              -      1,486,544
                                        ----------     ----------     ----------     ----------    -----------

     Total receivables                       9,062          6,414      1,344,867              -      1,554,165
                                        ----------     ----------     ----------     ----------    -----------

INTEREST PAYABLE                                 -              -        345,119              -        345,119
NOTE PAYABLE                                     -              -      9,997,485              -      9,997,485
                                        ----------     ----------     ----------     ----------    -----------
NET ASSETS AVAILABLE
   FOR BENEFITS                         $  857,457     $  640,092    $(4,556,045)    $  696,627    $12,395,320
                                        ----------     ----------     ----------     ----------    -----------
                                        ----------     ----------     ----------     ----------    -----------

        The accompanying notes are in an integral part of this statement

         THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

               For the Year Ended December 31, 1996

                                                                       VARIABLE MUTUAL FUNDS
                                                          -----------------------------------------------------
                               Guaranteed    Collective    Income         Aim        20th Century    Vanguard
                                Interest    Stable Asset   Fund of       Charter       Growth        Index 500
                                Account         Fund       America        Fund        Investors        Fund
                             ------------- -------------- ----------    ---------    ------------    -----------


INVESTMENT INCOME:
  Interest and dividends       $   5,229           931    $   71,822    $    50,501    $   44,970    $  1,511
  Net gain (loss)
   on investments                      -       360,368       112,787        549,226       626,103      12,722

CONTRIBUTIONS:
  Employee                             -       566,237       286,534        479,561       683,839           -
  Employer                             -       154,340       116,419         52,069        71,073      89,638

INTERFUND TRANSFERS             (608,844)      255,252       144,989        115,543        99,952     (18,265)

BENEFITS PAID
  TO PARTICIPANTS                 (8,044)     (723,845)     (236,019)      (318,805)     (489,397)       (731)

ADMINISTRATIVE EXPENSES             (291)      (96,661)       (2,426)        (6,371)       (9,254)       (125)

INTEREST EXPENSE                       -             -             -              -             -           -

LOANS TO PARTICIPANTS,
  NET OF REPAYMENTS                 (782)      (17,913)        1,815        (22,023)      (38,101)          -

PRINCIPAL PMT ON LOAN
  FROM TMG/RELEASED
  SHARES                               -             -             -              -             -           -
                             ------------ -------------  ------------   ------------  ------------  ----------

CHANGE IN NET ASSETS
  AVAILABLE FOR BENEFITS        (612,732)      498,709       495,921        899,701       989,185      84,750

NET ASSETS AVAILABLE
  FOR BENEFITS AT
  BEGINNING OF YEAR              612,732     5,570,542     1,087,404      2,952,025     4,441,600      92,886
                             ------------ -------------  ------------   ------------  ------------  ----------

NET ASSETS AVAILABLE
  FOR BENEFITS AT
  END OF YEAR                  $       -  $  6,069,251   $ 1,583,325    $ 3,851,726   $ 5,430,785   $ 177,636
                             ------------ -------------  ------------   ------------  ------------  ----------
                             ------------ -------------  ------------   ------------  ------------  ----------


                              Variable
                            Mutual Funds
                            ------------
                              Templeton          Musicland Common Stock
                               Foreign        ---------------------------  Loans to
                                Fund            Allocated    Unallocated  Participants    TOTAL
                             -----------      ------------- ------------- ------------  ----------
INVESTMENT INCOME:
  Interest and dividends     $   33,199    $       518   $       289         $  60,780     269,750
  Net gain (loss)
   on investments               149,274     (1,302,278)   (2,024,662)                -  (1,516,460)

CONTRIBUTIONS:
  Employee                      225,243        162,316             -                 -   2,403,730
  Employer                       20,895         17,535     1,764,556                 -   2,286,525

INTERFUND TRANSFERS              35,138         37,015             -           (60,780)        -

BENEFITS PAID
  TO PARTICIPANTS               (70,060)       (79,994)            -           (73,913) (2,000,808)



                              Variable
                            Mutual Funds
                            ------------
                              Templeton          Musicland Common Stock
                               Foreign        ---------------------------  Loans to
                                Fund            Allocated    Unallocated  Participants    TOTAL
                             -----------      ------------- ------------- ------------  ----------

ADMINISTRATIVE EXPENSES          (2,093)        (1,735)       (9,650)                -    (128,606)

INTEREST EXPENSE                      -              -      (764,808)                -    (764,808)

LOANS TO PARTICIPANTS,
  NET OF REPAYMENTS              17,703          8,087             -            51,214       -

PRINCIPAL PMT ON LOAN
  FROM TMG/RELEASED
  SHARES                              -        999,749      (999,749)                -       -
                            ------------   ------------  ------------      ----------- -----------

CHANGE IN NET ASSETS
  AVAILABLE FOR BENEFITS        409,299       (158,787)   (2,034,024)          (22,699)    549,323

NET ASSETS AVAILABLE
  FOR BENEFITS AT
  BEGINNING OF YEAR             857,457        640,092    (4,556,045)          696,627  12,395,320
                            ------------   ------------  ------------      ----------- -----------
NET ASSETS AVAILABLE
  FOR BENEFITS AT
  END OF YEAR               $ 1,266,756     $  481,305  $ (6,590,069)       $  673,928  12,944,643

                            ------------   ------------  ------------      ----------- -----------
                            ------------   ------------  ------------      ----------- -----------

The accompanying notes are an integral part of this statement.

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

                          NOTES TO FINANCIAL STATEMENTS


1.   DESCRIPTION OF PLAN

     The following description of The Musicland Group's Capital Accumulation Plan (the "Plan") is provided for general information purposes only and is not a comprehensive description of the Plan. Therefore it does not include all situations and limitations covered by the Plan. Participants should refer to the Plan document, as amended, for more complete information.

     GENERAL:

     The Plan is a defined contribution plan covering eligible salaried and hourly employees of The Musicland Group, Inc. ("TMG" or the "Company") who have attained age 21 and completed one year of service, as defined. The Plan also provides certain profit sharing benefits for eligible employees who commenced employment after June 30, 1990 and who have attained age 21 and completed six months of continuous employment or one year of service, as defined. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). Benefits under the Plan are covered by a trust agreement. In August 1995 the Plan was amended to add an Employee Stock Ownership Plan ("ESOP"), effective January 1, 1995, for the purpose of replacing the Company's matching contributions.

     A. Foster Higgins & Co., Inc., service provider to the Plan, administers the assets of the Plan, directs execution of transactions, directs the trustee to make benefit payments on behalf of the Plan and maintains records for the loans to participants. Piper Trust Company (the "Trustee") serves as the Plan's trustee.

     NOTE PAYABLE:

     During 1995 the Company loaned the Plan $9,997,485 through the issuance of a promissory note to purchase 1,042,900 shares of Musicland Stores Corporation common stock ("Musicland Common Stock"). The promissory note bears interest at prime (8.25% at August 10, 1996) adjusted annually on August 10, and is due in ten equal annual principal installments with interest on the unpaid principal. As the Company makes contributions to the Plan, the Plan makes principal payments to the Company and allocates an appropriate percentage of Musicland Common Stock to eligible employees' accounts. The promissory note is collateralized by the unallocated shares held by the Plan.

     CONTRIBUTIONS:

     Participants may elect to make pretax salary reduction contributions of up to 17% of annual base salaries. Highly compensated participants are limited to pretax salary reduction contributions of 4% of annual base pay up to the 401(a)(17) and 408(k)(3)(C) compensation limit. Annual salary reduction contributions are limited to $9,500 for non-highly compensated employees, and 4% of

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

1.   DESCRIPTION OF PLAN (CONTINUED)

     the 401(a)(17) and 408(k)(3)(C) compensation limit for highly compensated employees. The Company may, at its discretion, make a supplementary matching contribution of zero to 100% of eligible salary reduction contributions to the extent that such contributions for the plan year do not exceed 4% of participants' earnings. The Company may make an annual profit sharing contribution for eligible employees under an age-and-service-weighted unit allocation formula. Forfeitures greater than administrative costs are used to reduce the Company's matching contributions.

     INVESTMENT OF FUNDS:

     Participants may allocate their contributions to any of six investment funds, which are administered by A. Foster Higgins & Co., Inc. As of December 31, 1996, the investment funds were as follows:

     1. Collective Stable Asset Fund, a stable asset fund investing primarily in a diversified portfolio of insurance contracts from insurance companies.

     2. Income Fund of America, a current income and capital growth fund with balanced investments in stocks and bonds.

     3. Aim Charter Fund, a growth and income fund investing primarily in dividend-paying common stocks.

     4. 20th Century Growth Investors, an aggressive growth-oriented fund primarily investing in stock of smaller companies which do not pay regular dividends.

     5. Templeton Foreign Fund, a fund investing in foreign stocks and securities.

     6. Musicland Common Stock, a fund investing in the common stock of Musicland Stores Corporation which is traded on the New York Stock Exchange under the symbol "MLG".

     The Guaranteed Interest Account (8.2%) was a fixed interest fund guaranteed by UNUM Life Insurance Company. Effective December 31, 1991, the Guaranteed Interest Account was no longer an investment option. The Company makes a portion of its profit sharing contribution to the Collective Stable Asset Fund, the Income Fund of America and the Vanguard Index 500 Fund.

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

1.   DESCRIPTION OF PLAN (CONTINUED)

     Participants may change their investment election at any time, but not more than once every 30 days. Periodically, investment earnings are credited to the participants' accounts and investment losses are debited from their accounts. The earnings and losses are allocated in accordance with participant fund elections.

     LOANS TO PARTICIPANTS:

     Participants may obtain a loan of $500 or more, limited to the lesser of 50% of the vested value of their account or $50,000. Loans must be repaid within five years, except for certain home loans. The interest rate charged on loans is fixed at the Prime rate plus two percent on the date of the loan.

     VESTING:

     Each participant's individual contributions are fully vested at all times. Participants vest in Company matching contributions over a seven year graduated vesting schedule. Participants will be 100% vested in Company matching contributions seven years from their date of hire, or at the time of death, disability or retirement, provided the person has reached normal retirement age. Participants vest in profit sharing contributions 100% after five years from their date of hire.

     PLAN TERMINATION:

     While the Company has not expressed any intent to discontinue the Plan, it is free to do so at any time. If such discontinuance results in the termination of the Plan, all accounts shall become fully vested and nonforfeitable. The Company shall receive from the Plan the shares of unallocated Musicland Common Stock in satisfaction of the note payable to the Company. The Plan shall continue until all assets have been distributed to the participants.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF ACCOUNTING:

     The financial statements have been prepared under the accrual basis of accounting.

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     VALUATION OF ASSETS:

     Investments in the Collective Stable Asset Fund, Income Fund of America, Aim Charter Fund, 20th Century Growth Investors, Vanguard Index 500 Fund, Templeton Foreign Fund and Musicland Common Stock are valued at market value as reported by the Trustee, based on quoted market prices of investments held by the funds. Net changes in the market value of investments during the year are reported as unrealized gains and losses. The realized gain or loss on investments sold is determined based on the market value of the investment at the end of the prior year or cost if purchased during the year. The net reduction in the market value of investments was as follows for the year ended December 31, 1996:


          Net realized gain on sale of investments     $    240,858
          Unrealized loss                                (1,757,318)
                                                       -------------
               Net loss on investments                 $ (1,516,460)
                                                       -------------


     ADMINISTRATIVE COSTS:

     Each participant is charged an annual trustee fee ranging from 0.10% to 0.25% of the funds deposited in each of the accounts except for the Musicland Common Stock Fund, which charges a trustee fee of 0.60%. Forfeitures are used or the Company pays for all other administrative costs of the Plan, except for a $10 fee to transfer funds, a $25 withdrawal fee and a $50 loan processing fee, which are paid by participants. For the year ended December 31, 1996, the Company paid administrative costs of $131,477 for the Plan.

3.   RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

     As of December 31, 1996, the Plan had $2,746,883 of pending distributions to participants who elected distributions from their accounts. These amounts are recorded as a liability in the Plan's Form 5500; however, these amounts are not recorded as a liability in the accompanying statement of net assets available for benefits in accordance with generally accepted accounting principles.

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

3.   RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500 (CONTINUED)

     The following table reconciles net assets available for benefits per the financial statements to the Form 5500 as filed by the Plan for the year ended December 31, 1996:

                                                                                 INCREASE
                                                                               (DECREASE) IN
                                         BENEFITS            BENEFITS           NET ASSETS          NET ASSETS
                                        PAYABLE TO            PAID TO          AVAILABLE FOR       AVAILABLE FOR
                                       PARTICIPANTS        PARTICIPANTS          BENEFITS            BENEFITS
                                      -------------       -------------       --------------      --------------
     Per financial statements         $          -        $  2,000,808        $    549,323        $ 12,944,643
     Accrued benefit payments
         at December 31, 1996            2,746,883           1,139,476          (1,139,476)         (2,746,883)
                                      ------------        ------------        ------------        ------------
            Per Form 5500             $  2,746,883        $  3,140,284        $   (590,153)       $ 10,197,760
                                      ------------        ------------        ------------        ------------
                                      ------------        ------------        ------------        ------------

     4.   TAX STATUS

     The Plan is a qualified plan under Section 401(a) of the Internal Revenue Code. Pursuant to the favorable IRS determination letter dated April 10, 1997, the Plan is exempt from Federal income taxes under Section 501(a) of the Internal Revenue Code. The Plan sponsor and legal counsel are of the opinion that the Plan meets the IRS requirements and therefore continues to be tax exempt.

                                                                      Schedule I

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN
         (EMPLOYER IDENTIFICATION NUMBER: 41-1307776) (PLAN NUMBER: 002)

           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                             AS OF DECEMBER 31, 1996



                                       NUMBER                          MARKET
DESCRIPTION OF INVESTMENT             OF UNITS         COST            VALUE
-----------------------------        ---------   -------------     -----------

Collective Stable Asset Fund          400,480     $  5,066,744      $  5,888,417

Variable Mutual Funds:
   Income Fund of America              88,508        1,356,434         1,462,156
   Aim Charter Fund                   342,366        3,214,848         3,789,994
   20th Century Growth Investors      244,168        5,084,527         5,342,393
   Vanguard Index 500 Fund              1,267           68,017            87,622
   Templeton Foreign Fund             119,908        1,137,253         1,242,244

Musicland Common Stock*             1,244,636       11,512,753         1,866,954
Loans to Participants,
at interest
   rates ranging from 4% to 11%                                          673,928
                                                                    ------------

TOTAL INVESTMENTS                                                   $ 20,353,708
                                                                    ------------
                                                                    ------------


* Party in interest to the Plan.

                                                                     Schedule II

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN
         (EMPLOYER IDENTIFICATION NUMBER: 41-1307776) (PLAN NUMBER: 002)

                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996



                                     NUMBER OF    NUMBER     VALUE OF            VALUE OF             COST OF            NET GAIN
DESCRIPTION OF INVESTMENT            PURCHASES   OF SALES    PURCHASES            SALES             ASSETS SOLD           (LOSS)
-------------------------            ---------   --------   ----------          ----------          -----------          ---------
Collective Stable Asset Fund             13          29     $  843,203          $  807,316          $  715,253           $  92,063

Variable Mututal Funds:
   Income Fund of America               102          80        658,062             348,787             256,525              92,262
   Aim Charter Fund                     101          89        937,250             627,140             362,663             264,477
   20th Century Growth Investors         94          98      1,081,159             766,343             710,376              55,967
   Templeton Foreign Fund                89          66        467,540             222,701             189,550              33,151

Musicland Common Stock *                 55          75        268,637             132,254             433,682            (301,428)


*Party in interest to the Plan.


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